                                                                   EXHIBIT 99.1



                               ___________, 1997



Dear Shareholder:

         I am pleased to announce that American Ecology Corporation (the "Company") has begun a Rights Offering of up to 8,200,581 shares of its Common Stock to its shareholders of record at the close of business September 24, 1997 (the "Record Date"). The shares are being offered pursuant to non-transferable subscription rights ("Rights"). As a shareholder on the Record Date, you receive one Right for each share of Common Stock you own. Each Right entitles you to subscribe for and purchase one share of common stock at the price of $1.00. The number of Rights you have is printed on the front of the Subscription Certificate.

         Enclosed for your review is the Prospectus, your Subscription Certificate and instructions, and the Company's second quarter 10-Q report. To subscribe for shares, please complete the Subscription Certificate and send it, along with full payment, to the Company's Subscription Agent at the address on the back of the Subscription Certificate.

         The Rights Offering will expire at 5:00 p.m. Eastern time on October ___, 1997 unless extended by the Company. Any Rights not exercised by such time will expire and have no monetary value.

         Shareholders who do not subscribe will be diluted, depending on the total subscription participation. Please see Page ___ of the enclosed Prospectus for a discussion of dilution and other risk factors.

         Any questions or requests for assistance regarding the Rights Offering should be directed to Scott Peyron at (208) 388-3800. The Rights Offering is being made pursuant to the Prospectus only, which sets forth detailed information about the Company and the Rights Offering. Please read these enclosed materials carefully. I sincerely hope you will participate in the Rights Offering.

                                    Sincerely,


                                    Jack K. Lemley
                                    Chairman and Chief Executive Officer

             INSTRUCTIONS AS TO USE OF AMERICAN ECOLOGY CORPORATION
                            SUBSCRIPTION CERTIFICATE

                        -------------------------------

                  CONSULT THE INFORMATION AGENT, OR YOUR BANK
                         OR BROKER AS TO ANY QUESTIONS

     The following relates to a rights offering (the "Rights Offering") by American Ecology Corporation, Inc. (the "Company") to the holders of its outstanding Common Stock, $.01 par value per share (the "Common Stock"). Holders of record at the close of business on September 24, 1997 (the "Record Date") are receiving one right ("Right") for each share of Common Stock held on the Record Date. Rights holders may purchase one share of Common Stock for each Right held at the subscription price per share of $1.00 (the "Subscription Price"). There will be no adjustment to the Rights upon any dividend to or on changes in the outstanding shares of Common Stock. Subscriptions, once exercised, are irrevocable.

     The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate the use you wish to make of your Rights by completing the appropriate form on the back of your Subscription Certificate and returning the Certificate to the Subscription Agent in the envelope provided.

     IF YOU WISH TO EXERCISE YOUR RIGHTS, YOUR SUBSCRIPTION CERTIFICATE AND THE RELATED PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., EASTERN TIME, ON _______________, 1997 (THE "EXPIRATION DATE"). AFTER THE EXPIRATION DATE, THE RIGHTS WILL BE NULL AND VOID. THE COMPANY IS NOT OBLIGATED TO HONOR ANY SUBSCRIPTIONS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN SUCH SUBSCRIPTIONS WERE SENT. THE RISK OF DELIVERY OF THE SUBSCRIPTION CERTIFICATE AND PAYMENT OF THE SUBSCRIPTION PRICE IS ON SUBSCRIBERS, NOT THE COMPANY OR THE SUBSCRIPTION AGENT.

     1. Subscription. Complete and execute the back and send your Subscription Certificate, together with payment of the total Subscription Price, to the Subscription Agent. DO NOT SEND SUBSCRIPTION CERTIFICATES OR PAYMENTS TO THE COMPANY. Payment of the Subscription Price should be made in U.S. dollars by certified check, check or bank draft drawn upon a state or nationally chartered bank, savings bank, savings and loan association or credit union organized under the laws of the U.S., or any state or postal, telegraphic or express money order, payable to ChaseMellon Shareholder Services, L.L.C., the Subscription Agent, for the full number of shares subscribed for. Payment may also be made by wire transfer by arrangement with the Subscription Agent. In lieu of cash, holders of the Company's Series E Redeemable Convertible Preferred Stock (the "Series E Preferred Stock") may exchange one share of Series E Preferred Stock for each ten shares of Common Stock subscribed for by delivering to the Subscription Agent the requisite number of shares of Series E Preferred Stock either endorsed in blank for transfer or together with an assignment separate from certificate executed in blank by the registered holder thereof.

     The Subscription Agent is ChaseMellon Shareholder Services L.L.C. The addresses of the Subscription Agent are set forth on the back of the Subscription Certificate.

     The Information Agent is Scott Peyron. All questions or requests for assistance should be directed to the Information Agent at the following telephone number: 1-208-388-3800

     2. Delivery of Stock Certificates, Etc. Certificates representing shares of Common Stock issued pursuant to the exercise of Rights will be mailed to subscribers as soon as practicable after the subscriptions have been accepted by the Subscription Agent and the Company.

     3. Execution by Registered Holders. The signature on the Subscription Certificate must correspond with the name as it appears in the register for the Rights maintained by the Subscription Agent in every particular without alteration or any change whatsoever. Persons who sign the Subscription Certificate in a representative or fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     4. Method of Delivery. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

     5. Late Delivery of Subscription Certificate. If, prior to the Expiration Date, the Subscription Agent has received full payment for the total number of shares of Common Stock subscribed for by a Rights holder, together with an executed Notice of Guaranteed Delivery (in the form provided with the Subscription Certificate and available from the Subscription Agent) from an Eligible Institution stating the name of the subscriber, the number of Rights represented by the Subscription Certificate and the number of shares of Common Stock subscribed for and guaranteeing that the Subscription Certificate will be delivered within three Nasdaq trading days after the Expiration Date to the Subscription Agent, such subscription will be accepted. The certificates representing the shares of Common Stock will be withheld by the Subscription Agent until receipt of the duly completed and executed Subscription Certificate

               THE RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
           ON ____________, 1997 AND WILL BE NULL AND VOID THEREAFTER

                INSTRUCTIONS AS TO AMERICAN ECOLOGY CORPORATION
                       RIGHTS OFFERING FOR RECORD HOLDERS
              WITH ADDRESSES OUTSIDE THE UNITED STATES AND CANADA


     The following relates to a rights offering (the "Rights Offering") by American Ecology Corporation, Inc. (the "Company") to the holders of its outstanding Common Stock, $.01 par value per share (the "Common Stock"). Holders of record at the close of business on September 24, 1997 (the "Record Date") are receiving one right ("Right") for each share of Common Stock held on the Record Date. Rights holders may purchase one share of Common Stock for each Right held at the subscription price per share of $1.00 (the "Subscription Price"). There will be no adjustment to the Rights upon any dividend to or on changes in the outstanding shares of Common Stock. Subscriptions, once exercised, are irrevocable.

     The number of Rights to which you are entitled is printed on the face of your Subscription Certificate, a copy of which is attached to these instructions. The original of your Subscription Certificate is being held by ChaseMellon Shareholder Services, L.L.C., for your account because your address is outside of the United States and Canada.

     IF YOU WISH TO EXERCISE YOUR RIGHTS, SATISFACTORY ARRANGEMENTS MUST BE MADE WITH THE SUBSCRIPTION AGENT NO LATER THAN 11:00 A.M. NEW YORK CITY TIME ON ________________, 1997 (THE "EXPIRATION DATE") BY CALLING 001-207-329-8931 FOR
RELEASE OF YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT OF THE SUBSCRIPTION PRICE. AFTER THE EXPIRATION DATE, THE RIGHTS WILL BE NULL AND VOID. THE COMPANY IS NOT OBLIGATED TO HONOR ANY SUBSCRIPTIONS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE REGARDLESS OF WHEN SENT.

                         NOTICE OF GUARANTEED DELIVERY

                       With Respect to Rights to Purchase
                  Common Stock of American Ecology Corporation
                       Expiring on ______________, 1997,
                        5:00 P.M. Eastern Standard Time

     This form, or one substantially equivalent hereto, must be used by any holder of Rights who wishes to subscribe for shares of Common Stock, $.01 par value per share ("Common Stock"), who cannot deliver his or her Subscription Certificate on or before 5:00 p.m. Eastern Standard Time on ______________, 1997 (the "Expiration Date"). This form, together with payment in full for the shares of Common Stock subscribed for, may be delivered to the Subscription Agent by mail or hand delivery and must be so delivered by the Expiration Date. Unless otherwise defined herein, all capitalized terms used herein have the same meaning as set forth in the Prospectus (the "Prospectus") dated _______________, 1997, filed as part of the Registration Statement on Form S-3, as amended. The name, address and fax number of the Subscription Agent are as follows:


By Mail:                                By Hand Delivery:                       By Overnight Delivery:
- -------                                 ----------------                        ---------------------
ChaseMellon Shareholder                 ChaseMellon Shareholder                 ChaseMellon Shareholder
 Services, L.L.C.                        Services, L.L.C.                        Services, L.L.C.
Post Office Box 3305                    120 Broadway, 13th Floor                85 Challenger Road
South Hackensack, NJ 07606              New York, NY 10271                      Mail Drop - Reorg.
Attn: Reorganization Dept.              Attn: Reorganization Dept.              Ridgefield Park, NJ 07660
                                                                                Attn: Reorganization Dept.

     The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate representing ______ Rights and that such Subscription Certificate cannot be delivered to the Subscription Agent on or before the Expiration Date. The undersigned hereby elects to exercise Rights to purchase ______ shares of Common Stock. The undersigned hereby tenders $___________ ($1.00 per share of Common Stock subscribed for) and/or certificates for ______ shares of Series E Preferred Stock of the Company (1 share for each 10 shares of Common Stock subscribed for) endorsed for transfer in full payment for the shares of Common Stock subscribed for.



                                       ---------------------------------------
                                       Signature(s)


                                       ---------------------------------------
                                       Name(s) (Please Print)


                                       ---------------------------------------
                                       Address


                                       ---------------------------------------
                                       Area Code and Telephone Number

                                       Date: ___________________, 1997

                                   GUARANTEE

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or is a commercial bank, or trust company having an office or correspondent in the United States, guarantees that the above named person(s) (a) own(s) the Rights exercised hereby and (b) that such firm shall deliver to the Subscription Agent the Subscription Certificate representing the Rights described above by 5:00 p.m., Eastern Standard Time no later than three Nasdaq trading days following the Expiration Date.


                                ---------------------------------------
                                Name of Firm


                                ---------------------------------------
                                Authorized Signature


                                ---------------------------------------
                                Name of Authorized Signatory (Please Print)


                                ---------------------------------------
                                Address of Firm




                                ---------------------------------------
                                Area Code and Telephone Number of Firm

                                Date: ___________________, 1997


                                  INSTRUCTIONS

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery together with payment in full, in United States dollars and/or certificates endorsed in blank of Series E Preferred Stock of the Company, for the shares of Common Stock subscribed for must be received by the Subscription Agent at its address set forth on the cover page prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery to the Subscription Agent is at the election and risk of the holder of Rights but the delivery will be deemed made only when actually received by the Subscription Agent. If such delivery is by mail, it is recommended that the holder of Rights use insured, registered mail with return receipt requested.

     2. Signatures on this Notice of Guaranteed Delivery. The signature of this Notice of Guaranteed Delivery must correspond with the name(s) of the registered holder(s) of the Subscription Certificate(s) without alteration or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when singing, and, unless waived by the Subscription Agent, evidence satisfactory to the Subscription Agent of his or her authority so to act must be submitted with this Notice of Guaranteed Delivery.


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